Exhibit 99.1

July 20, 2020

To Nuveen Global Cities REIT Stockholders:

We would like to update you on Nuveen Global Cities REIT, Inc. (Global Cities REIT or GCREIT). Our team is continuing to seek value for our investors on a global scale, while constructing and managing a portfolio that can provide resilience through both short-term and long-term market impacts, including COVID-19.

The COVID-19 global impact brought changes to the global economy and the global real estate market. The true impact to real estate fundamentals, values, and transaction volumes will depend on the shape of the economic recovery and employment gains. We continue to have high conviction in our strategy of constructing a global real estate portfolio focusing on diversification, durable income, and active investment and asset management. While virtually no property sector or portfolio is immune from the negative effects of this pandemic-driven recession, we believe certain sectors and strategies are better positioned in these uncertain times and will gain as the economy recovers.

We believe the Global Cities REIT is well positioned due to its (i) low leverage (23.25%), (ii) long-term leases and high occupancy, (iii) very limited lease expirations over the next two years, (iv) no CMBS exposure, and (v) no material exposure to hospitality, gaming, leisure or student or senior housing, which we anticipate will be some of the most negatively affected sectors in the near term. Our U.S. portfolio is 99% leased as of June 30, 2020(1) and the portfolio has demonstrated its overall rent durability during the COVID-19 pandemic. In June, we collected 94% of rent in our U.S. portfolio, which was higher than May and April. We granted rent deferment on a case-by-case basis to certain of our small business tenants to assist them through this challenging time and help ensure we emerge from this crisis with well-occupied properties. Highlights from our June 2020 performance are highlighted below:

Q2 2020 Performance (as of June 30, 2020)

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Global Cities REIT’s Class I shares total net return in June was 0.65% and year-to-date was -1.28%. The change from the previous month was driven primarily by unrealized gains in our real estate securities portfolio and property level income return.(2,3)

•	Current monthly distribution rate is 5.28% (Class I).(4)

•	The portfolio has grown to $407m, consisting of 39 properties, located across leading global cities.(5)

•	We achieved these returns all while conservatively managing risk in the portfolio, with average leverage of 23.35% for the quarter.(6)

Total Returns (2,3) As of June 30, 2020	Inception Date	Average Annualized Total Returns				Monthly Distribution Rate (4) As of June 30, 2020
		Monthly	YTD	1-Year	Since Inception (1)	Class I	5.28%
Class I	1-May-18	0.65%	-1.28%	3.56%	5.78%	Class D	5.15%
Class D	1-Jun-18	0.63%	-1.40%	3.31%	5.57%	Class T	4.58%
Class T (No sales load)	1-Jan-19	0.58%	-1.69%	2.73%	5.25%	Class S	4.60%
Class T (With sales load)	1-Jan-19	-2.92%	-5.12%	-0.86%	2.80%
Class S (No sales load)	1-Dec-19	0.58%	-1.69%	n/a	-0.66%
Class S (With sales load)	1-Dec-19	-2.92%	-5.11%	n/a	-4.10%

While maintaining diversification across all major real estate sectors, the industrial sector continues to have favorable fundamentals and dynamic performance due to ecommerce trends, which have been further amplified during COVID-19. Our investment approach has allowed us to capture this sector out-performance globally, including the following recent acquisitions in Europe(7):

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CityPark, Vienna, Austria: In June 2020, European Cities Fund (ECF), in which we have invested(6), acquired CityPark, a prime, multi-let light industrial and urban logistics park. CityPark ideally fits within ECF’s strategy of investing in income-producing properties in cities across Europe. Located in Vienna’s most established submarket for industrial, logistics and commercial use, we believe the asset is well positioned for last-mile deliveries and operations that require easy access to Vienna, one of the fastest growing cities in Europe, with a current population of c.1.8 million.

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Westfields, Eindhoven, Netherlands: In January 2020, ECF completed Phase 2 of Westfields, a Grade-A warehouse located in the Netherlands. The property consists of three interlinked warehouses, developed to a high quality and allowing flexible use for either single or multiple users. Located in Eindhoven, the property has strong connectivity to the ports of Rotterdam and Antwerp, and good access to the Dutch, Belgian and German markets via an extensive motorway network.

While the world has changed rapidly, please be assured that Nuveen Real Estate remains fully capable of investing and supporting all of our client portfolios and is committed to the welfare of our employees and clients. We have the benefit of the resources, preparations, and strategy across Nuveen and our parent, TIAA, a 100-year-old company with over $1 trillion of assets under management. TIAA’s $300 million co-investment into the Global Cities REIT remains a key feature of our company, providing true co-alignment and attention from Nuveen and its leadership team.

We believe that Global Cities REIT’s commitment to quality, global, defensive portfolio construction, and no performance fee will continue to offer investors a competitive advantage and value for stockholders.

Sincerely,

Michael Sales	Michael Perry	Richard Kimble

Chairman of the Board and CEO, Global Cities REIT EVP and CEO, Nuveen Real Estate and Real Assets	Director, Board of Directors, Global Cities REIT Executive Vice President and Head of U.S. Advisory Services, Nuveen	Lead Portfolio Manager, Global Cities REIT Managing Director, Portfolio Management, Americas Nuveen Real Estate

Forward-Looking Statements

Certain information contained in this letter constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “likely,” or the negative versions of these words or other comparable words thereof. These may include our ability to successfully navigate through the current economic uncertainty, our financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe such factors include the financial condition of our company and our portfolio in light of the COVID-19 pandemic, the state of financial markets, and the impact of the pandemic on our tenants and the general economy. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and any such updated factors included in our periodic filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

1. Reflects directly-owned real estate property investments only and does not include investments in debt securities. Percentage leased is weighted by the total real estate asset value of all directly-owned real estate properties and includes all leased square footage as of the date indicated.

2. Returns shown are preliminary. Net total returns are calculated by share class using the time weighted return formula and derived by dividing (1) the respective aggregate share class’s monthly net operating income (after appreciation, fees and expenses) by (2) the share class’s previous month’s ending NAV plus the proceeds from share issuances for the current month. Actual individual investor performance may differ from the aggregated share class performance. All returns shown assume reinvestment of distributions pursuant to Nuveen Global Cities REIT (GCREIT) distribution reinvestment plan, are derived from unaudited financial information and are net of all GCREIT expenses, including general and administrative expenses, transaction related expenses, management fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Class T shares and Class S shares listed as (With sales load) reflect the returns after the maximum upfront selling commission and dealer manager fees of 3.5%. Class T shares and Class S shares listed as (No sales load) exclude up-front selling commissions and dealer manager fees. Returns are annualized for periods longer than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in GCREIT’s portfolio, which are estimates of fair value and form the basis for GCREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Past performance is historical and not a guarantee of future results.

3. NAV is calculated in accordance with the valuation guidelines approved by our board of directors. NAV is not a measure used under generally accepted accounting principles in the United States (“GAAP”), and you should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. As of March 31, 2020, our NAV per share was approximately $10.64, $10.62, $10.53 and $10.51, per Class I, Class D, Class T and Class S share, respectively, and total stockholders’ equity per share was approximately $9.02, $8.99, $8.91 and $8.89 per Class I, Class D, Class T and Class S share, respectively. For a full reconciliation of NAV to stockholders’ equity and a discussion of the limitations and risks associated with our valuation methodology, please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operation—NAV Per Share” section of our annual and quarterly reports filed with the SEC, which are available at www.nuveen.com/gcreit. For information on how we calculate NAV, see the “Net Asset Value Calculation and Valuation Guidelines” section of our prospectus.

4. Distribution rate reflects the most recently approved monthly annualized distributions divided by the prior month’s net asset value.

5. Nuveen Global Cities REIT directly owns 12 properties and has exposure to 27 additional properties owned by the International Affiliated Funds in which we have made an investment. Total asset value is measured as the gross asset value of real estate properties (based on fair value), the investment in our real estate-related securities measured at fair value, the equity investment in unconsolidated International Affiliated Funds (which includes the allocable share of the International Affiliated Funds’ income and expense, realized gains and losses and unrealized appreciation or depreciation), plus the investment in commercial mortgage loans measured at fair value, plus cash and other assets.

6. Leverage is measured using, as the numerator, property-level and entity-level debt and as the denominator, the gross asset value of real estate assets (calculated using the greater of fair value and cost of gross real estate assets including investment in our securities portfolio, our loan portfolio, and our allocable share of investments in unconsolidated International Affiliated Funds), inclusive of property-level and entity-level debt, plus cash and other assets.

7. The European properties listed are owned by European Cities Fund (ECF), in which Nuveen Global Cities REIT (REIT) has made a $28 million commitment as of 31 Mar 2020. ECF has $2.0 billion in gross asset value as of 31 Mar 2020 excluding forward commitments. The REIT does not charge investors for management of this commitment. Investors indirectly pay the underlying management fee of ECF, on the amount of their commitment to the fund, which is lower than the REIT’s management fee. The REIT will not have direct control over ECF and therefore a part of the REIT’s performance will be affected by decisions made by ECF.

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